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                                  EXHIBIT 10.4

                             VARIAN ASSOCIATES, INC.
                            MANAGEMENT INCENTIVE PLAN

                (as amended and effective as of October 1, 1994)

1.       PURPOSES

         The purposes of the Varian Associates, Inc. Management Incentive Plan are to motivate the Company's key employees to improve stockholder value by linking a portion of their cash compensation to the Company's financial performance, reward key employees for improving the Company's financial performance, and help attract and retain key employees.

2.       DEFINITIONS

         A. "Award" means any cash incentive payment made under the Plan.

         B. "Code" means the Internal Revenue Code of 1986, as amended.

         C. "Committee" means the Organization and Compensation Committee of Varian Associates, Inc.'s Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under
Section 3 hereof. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

         D. "Company" means Varian Associates, Inc. and any corporation or other business entity of which Varian Associates, Inc. (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.

         E. "Key Employee" means any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company.

         F. "Participant" means any individual to whom an Award is granted under the Plan.

         G. "Plan" means this Plan, which shall be known as the Varian Associates, Inc. Management Incentive Plan.

         H. "Return on Sales" means annual operating earnings expressed as a percentage of annual sales.

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Exhibit 10.4,  Management Incentive Plan  (Continued)


3.       ADMINISTRATION

         A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

                              (i) interpret and determine all questions of
                      policy and expediency pertaining to the Plan;

                              (ii) adopt such rules, regulations, agreements and
                      instruments as it deems necessary for its proper administration;

                              (iii) select Key Employees to receive Awards;

                              (iv) determine the terms of Awards;

                              (v) determine amounts subject to Awards (within
                      the limits prescribed in the Plan);

                              (vi) determine whether Awards will be granted in
                      replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

                              (vii) grant waivers of Plan or Award conditions
                      (other than Awards intended to qualify under Section 162(m) of the Code);

                              (viii) accelerate the payment of Awards (but with
                      respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

                              (ix) correct any defect, supply any omission, or
                      reconcile any inconsistency in the Plan, any Award or any Award notice;

                              (x) take any and all other actions it deems
                      necessary or advisable for the proper administration of the Plan;

                              (xi) adopt such Plan procedures, regulations,
                      subplans and the like as it deems are necessary to enable Key Employees to receive Awards; and

                              (xii) amend the Plan at any time and from time to
                      time, provided however that no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.


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Exhibit 10.4,  Management Incentive Plan  (Continued)


B. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

4.       ELIGIBILITY

         Any Key Employee is eligible to become a Participant in the Plan.

5.       AWARDS

         A. Awards may be made on the basis of Company and/or business unit performance goals and formulas determined by the Committee in its sole discretion. During any fiscal year of the Company, no Participant shall receive an Award of more than (i) 200% of that Participant's annual base salary at the end of the applicable performance period, or (ii) $5,000,000, whichever of these amounts is lower. Total aggregate Awards for any fiscal year shall not exceed eight percent of the Company's pre-tax operating earnings (before incentive compensation) for that fiscal year. If total aggregate Awards calculated for a fiscal year would exceed this aggregate limitation, all Awards for that fiscal year shall be pro-rated on an equal basis among all Participants according to a formula established by the Committee.

         B. For purposes of qualifying Awards as performance-based compensation under Section 162(m) of the Code, the Committee may in its discretion determine that such Awards shall be conditioned on the achievement of pre-established Company and/or business unit goals for Return on Sales, provided that any such goals for purposes of an Award to the Company's Chief Executive Officer shall be Company goals for Return on Sales. The target goals for Return on Sales and the amounts which may be awarded upon achievement of such target goals shall be set by the Committee on or before the latest date permissible so as to qualify under
Section 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it to be necessary or appropriate to ensure such qualification. No Award intended to qualify under Section 162(m) of the Code shall be paid unless and until the Committee certifies in writing that the pre-established performance goals have been satisfied.

         C. The Committee, in its discretion, may reduce or eliminate a Participant's Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

         D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

         E. At the discretion of the Committee, payment of an Award or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the

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Exhibit 10.4,  Management Incentive Plan  (Continued)


delivery of a written, irrevocable election by the Participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also credit interest on cash payments that are deferred and set the rates of such interest.

6.       GENERAL

         A. The Plan shall become effective as of October 1, 1994, subject to stockholder approval of the Plan at the 1995 annual meeting of the Company's stockholders.

         B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

         C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of this Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

         D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

         E. The Plan shall be governed by and construed in accordance with the laws of the State of California.